Exhibit 99.1

Company Contact:	Lankford Wade
Senior Vice President & Treasurer
HealthSpring, Inc.
(615) 236-6200
HealthSpring, Inc. Reports 2008 Third Quarter Results

Increases 2008 Earnings Per Share Guidance to $2.10 to $2.20
NASHVILLE, Tenn. (October 31, 2008) — HealthSpring, Inc. (NYSE:HS) today announced its results for the third quarter and nine months ended September 30, 2008. Results for 2008 include the operations of HealthSpring’s Leon Medical Centers Health Plans subsidiary (“LMC Health Plans”), which the Company acquired on October 1, 2007. Highlights for the 2008 third quarter included:
•	Net income of $29.4 million, or $0.53 per diluted share, compared with $22.4 million, or $0.39 per diluted share, in the 2007 third quarter;
•	Medicare premium revenue of $514.9 million, up 50.5% over the 2007 third quarter; and
•	Medicare Advantage membership of 156,305 and stand-alone PDP membership of 272,469 at September 30, 2008.
Commenting on 2008 third quarter results, Herb Fritch, Chairman, President, and Chief Executive Officer, said, “We are very pleased with our third quarter results. The improvement in premium revenue and positive medical cost trends we experienced in the first half of the year have continued. Our business model’s commitment to a high level of engagement with our physician partners continues to lead to improved medical management.”
Fritch continued: “I am also pleased to announce that we have taken steps to significantly strengthen our already strong management team. Effective November 1, 2008, Michael Mirt will become President of the Company, and Sharad Mansukani, M.D., will become Executive Vice President — Chief Strategy Officer. I have known Mike for many years and he is a very strong operator. He has spent over 16 years in the managed care industry and understands our corporate culture and the near- and long-term challenges facing growing Medicare programs. We look forward to the addition of Mike’s experience, leadership, and management skills to our team. Sharad, who has served on our Board of Directors since June 2007, and will continue to serve in that role, is a strategic and insightful thinker on Medicare issues, both as a former practicing physician and as a CMS senior advisor. He is expected to continue to add value to our network development and physician engagement activities and help carry our strategies for changing healthcare delivery to our business partners and to Washington. Both gentlemen will report directly to me.”
Third Quarter Results

	Three Months Ended
	September 30,		Percent
($in thousands, except per share amounts)	2008	2007	Change
Medicare premium revenue	$514,932	$342,173	50.5%
Total revenue	527,743	366,342	44.1
Medicare medical expense	411,413	279,923	47.0
Total medical expense	411,703	288,261	42.8
EBITDA (1)	57,562	38,078	51.2
Net income	29,360	22,365	31.3
Net income per common share — diluted	0.53	0.39	35.9

(1)	See “Supplemental Information” below and the accompanying reconciliation of EBITDA to net income, the comparable GAAP measure.
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HS Reports Third Quarter Results

October 31, 2008
Operating Highlights
Revenue
•	Medicare Advantage premiums (including the prescription drug component of HealthSpring’s Medicare Advantage plans, or “MA-PD”) were $455.8 million for the 2008 third quarter, reflecting an increase of 44.6% over the 2007 third quarter. Approximately one-third of the year-over-year increase is attributable to increased premiums per member per month, or “PMPM,” and increases in membership unrelated to LMC Health Plans, with the balance attributable to the inclusion of LMC Health Plans’ results.
•	For the three months ended September 30, 2008, Medicare Advantage premiums PMPM of $977.38 increased 17.4% year over year. Of this increase, the inclusion of LMC Health Plans contributed 5.3%.
•	Stand-alone PDP premium revenue was $59.1 million for the 2008 third quarter, an increase of 119.4% compared with the 2007 third quarter. The higher revenue resulted primarily from increases in membership, which was 272,469 at the end of the 2008 third quarter versus 128,127 at the end of the 2007 third quarter.
•	The Centers for Medicare and Medicaid Services has confirmed that for 2009 the Company was below the relevant PDP benchmarks, and the Company expects to retain auto-assigned dual-eligible PDP membership in 24 of the 34 CMS PDP regions. This compares with 31 regions in which the Company received auto-assigned membership in 2008. Based on recent data released by CMS, the Company estimates that it will have approximately 260,000 — 270,000 members in these 24 regions as of January 1, 2009.
Medical Expense
•	Medicare Advantage medical loss ratio (“MLR”) was 79.2% for the 2008 third quarter, compared with 81.9% for the prior year’s third quarter. On a year-to-date basis, the MLR was 78.2% in 2008 compared with 80.5% for 2007.
•	On a year-to-date basis, the PDP MLR was 93.3% for 2008 on 5.9% higher PMPM premium revenue, compared with 88.8% in 2007. The 2008 PDP MLR was significantly affected by unfavorable utilization patterns and higher cost trends.
Selling, General & Administrative (SG&A)
•	SG&A expense increased by $18.5 million and represented 11.1% of total revenue in the 2008 third quarter compared with 11.0% of total revenue in the 2007 third quarter. The dollar increase in the 2008 third quarter is the result of the inclusion of LMC Health Plans, personnel and other administrative costs in the current period, and costs related to PDP membership increases. On a year-to-date basis, SG&A expense represented 10.8% of total revenue in 2008 compared with 11.9% of total revenue for 2007.
Depreciation and Amortization
•	Depreciation and amortization expense in the 2008 third quarter increased $4.0 million over the 2007 third quarter, the majority of which relates to the amortization of intangible assets identified in the acquisition of LMC Health Plans.
Interest Expense
•	Interest expense in the 2008 third quarter increased $4.4 million over the 2007 third quarter as a result of the interest incurred on the Company’s $300 million term credit facility entered into on October 1, 2007, in conjunction with the acquisition of LMC Health Plans.
•	Effective October 31, 2008, the Company is a party to an interest rate swap agreement relating to $100 million principal amount outstanding under its term debt facility. For a period of 24 months thereafter, the Company will pay a fixed rate (2.96%) in exchange for a floating rate (one-month LIBOR). Additionally, the Company pays an applicable margin determined in accordance with the Company’s credit agreement (2.5% at September 30, 2008).
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HS Reports Third Quarter Results

October 31, 2008
•	The Company’s weighted average effective interest rate (inclusive of the amortization of deferred financing costs) for the three and nine months ended September 30, 2008, was 6.3% and 6.6%, respectively.
Balance Sheet Highlights
•	At September 30, 2008, the Company’s cash and cash equivalents were $427.2 million, $58.0 million of which was held at unregulated subsidiaries.
•	In October 2008, the Company received notification from CMS of the final 2007 Part D settlement of $111.5 million. Such amount settled against premium payments in the fourth quarter of 2008. Adjusting the Company’s prior estimate of amounts due to CMS for the 2007 plan year to amounts set forth in the final settlement notification from CMS had an immaterial impact on the Company’s MLR, financial condition and results of operations as of and for the three months ended September 30, 2008.
•	Total debt outstanding was $275.3 million at September 30, 2008. There were no borrowings outstanding under the Company’s revolving credit facility at September 30, 2008. There was no debt outstanding at September 30, 2007.
•	For the first nine months of 2008, net cash provided by operating activities was $152.6 million or 1.68 times net income, compared with net cash provided by operating activities of $62.3 million or 1.03 times net income for the first nine months of 2007.
•	Days in claims payable totaled 40 at the end of the 2008 third quarter, compared with 40 at the end of the 2008 second quarter and 38 at the end of the 2007 third quarter.
•	During the third quarter of 2008, the Company made no repurchases under its stock repurchase program. The Company currently has approximately $21.6 million in remaining purchase authority under the program.
Outlook
•	EPS: The Company now expects its earnings per share for 2008, on a diluted basis, to be in the range of $2.10 to $2.20, on weighted average shares outstanding of approximately 56.2 million.
•	Membership: The Company increases its estimate for Medicare Advantage membership upward from 155,000—157,000 to a range of 161,000—162,000 at the end of 2008. During the fourth quarter of 2008, the Company acquired a Medicare Advantage plan contract relating to approximately 3,000 members in the Rio Grande Valley of Texas from the Valley Baptist health system. The Company also increases its estimate for PDP membership to be approximately 280,000 at the end of 2008.
•	Revenue: The Company now estimates that 2008 total revenue will be between $2.1 billion and $2.2 billion.
•	MLRs: The Company maintains its estimate that Medicare Advantage (including MA-PD) full-year MLR will be at or below 79.0% for 2008. The Company is increasing its estimate for stand-alone PDP MLR to be approximately 89% for the year.
Conference Call
A live audio webcast of the conference call regarding third quarter results will begin at 10:00 a.m. ET on Friday, October 31, 2008. The public may access the conference call through HealthSpring’s website, www.healthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing (913) 312-0949, confirmation number 5408106. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 30 days.
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HS Reports Third Quarter Results

October 31, 2008
About HealthSpring
HealthSpring is based in Nashville, Tenn., and is one of the country’s largest coordinated care plans whose primary focus is the Medicare Advantage market. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Florida, Illinois, Mississippi, Tennessee and Texas and also offers a national stand-alone Medicare prescription drug plan. For more information, visit www.healthspring.com.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding the anticipated contributions by new members of senior management, 2009 beginning PDP membership, estimates of CMS Part D settlement amounts, explanations for medical services and prescription drug cost trends, and revenue, earnings, MLR, and membership guidance. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Any projections or other forward-looking information in this release or made orally and related thereto are based on management’s beliefs and assumptions and on information available to HealthSpring at the time the statements were or are made, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Information contained herein speaks only as of the date of this release.
The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: changes in membership enrollment and dis-enrollment patterns; legislative and regulatory actions or changes, including changes in Medicare funding and premium rates; changes in utilization of medical services; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare premiums; increasing competition from other MA, MA-PD, PDP, and PFFS plan offerings; the Company’s ability to accurately estimate incurred but not reported medical claims; challenges to integrating its recent Florida plan acquisition; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; costs associated with compliance with regulatory mandates and with responding to regulatory audits; management changes; substantial changes in interest rates over a prolonged period; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in the Company’s Quarterly Reports on Form 10-Q.
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HS Reports Third Quarter Results

October 31, 2008
Supplemental Information
1. EBITDA
The Company uses EBITDA, or earnings before interest, taxes, and depreciation and amortization to assess business performance among its health plans and related management companies.
The following table provides a reconciliation of EBITDA as used in this release to net income calculated in accordance with GAAP:

	Three Months Ended
	September 30,
(in thousands)	2008	2007
Net income	$29,360	$22,365
Plus: income tax expense	16,635	12,574
Plus: interest expense	4,520	123
Plus: depreciation and amortization	7,047	3,016

EBITDA	$57,562	$38,078

The Company believes that the non-GAAP measure used in this release, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing financial and business trends regarding the Company’s ongoing business and operating performance. This non-GAAP measure should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.
2. Membership

	Sept. 30,	Dec. 31,	Percent	Sept. 30,	Percent
	2008	2007	Change	2007	Change
Medicare Advantage Membership:
Tennessee	49,366	50,510	(2.3)%	50,228	(1.7)%
Texas	39,896	36,661	8.8	36,491	9.3
Alabama	28,651	30,600	(6.4)	30,642	(6.5)
Florida (1)	27,204	25,946	4.8	N/A	N/A
Illinois	9,005	8,639	4.2	8,453	6.5
Mississippi	2,183	841	159.6	802	172.2

Total	156,305	153,197	2.0%	126,616	23.4%

PDP Membership:	272,469	139,212	95.7%	128,127	112.7%

(1)	HealthSpring acquired Leon Medical Centers Health Plans on October 1, 2007. At September 30, 2007, LMC Health Plans’ Medicare Advantage membership was 25,840.
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HS Reports Third Quarter 2008 Results

October 31, 2008
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Information
(in thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$427,188	$324,090
Accounts receivable, net	55,030	59,027
Investment securities available for sale	2,752	24,746
Investment securities held to maturity	28,130	16,594
Deferred income taxes	6,659	2,295
Prepaid expenses and other	6,197	4,913

Total current assets	525,956	431,665
Investment securities available for sale	34,711	39,905
Investment securities held to maturity	15,810	10,105
Property and equipment, net	25,744	24,116
Goodwill	590,016	588,001
Intangible assets, net	221,371	235,893
Restricted investments	10,648	10,095
Other	29,686	11,293

Total assets	$1,453,942	$1,351,073

Liabilities and Stockholders’ Equity
Current liabilities:
Medical claims liability	$184,080	$154,510
Accounts payable, accrued expenses and other	37,232	27,489
Funds held for the benefit of members	86,624	82,231
Risk corridor payable to CMS	26,554	22,363
Current portion of long-term debt	28,974	18,750

Total current liabilities	363,464	305,343
Deferred income tax liability	95,655	90,552
Long-term debt, less current portion	246,282	277,500
Other long-term liabilities	6,852	6,323

Total liabilities	712,253	679,718

Stockholders’ equity:
Common stock	578	576
Additional paid in capital	502,556	494,626
Retained earnings	266,858	176,218
Accumulated other comprehensive income	109	—
Treasury stock	(28,412)	(65)

Total stockholders’ equity	741,689	671,355

Total liabilities and stockholders’ equity	$1,453,942	$1,351,073

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HS Reports Third Quarter 2008 Results

October 31, 2008
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Income Information
(in thousands, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue:
Premium:
Medicare	$514,932	$342,173	$1,607,104	$1,033,481
Commercial	960	10,876	4,346	36,225

Total premium revenue	515,892	353,049	1,611,450	1,069,706
Management and other fees	8,051	6,528	23,699	18,613
Investment income	3,800	6,765	11,975	17,972

Total revenue	527,743	366,342	1,647,124	1,106,291

Operating expenses:
Medical expense:
Medicare	411,413	279,923	1,287,761	838,798
Commercial	290	8,338	4,281	28,934

Total medical expense	411,703	288,261	1,292,042	867,732
Selling, general and administrative	58,634	40,161	177,512	131,314
Depreciation and amortization	7,047	3,016	21,280	8,850
Impairment of intangible assets	—	—	—	4,537
Interest expense	4,520	123	14,513	357

Total operating expenses	481,904	331,561	1,505,347	1,012,790

Income before equity in earnings of unconsolidated affiliate and income taxes	45,839	34,781	141,777	93,501
Equity in earnings of unconsolidated affiliate	156	158	357	275

Income before income taxes	45,995	34,939	142,134	93,776
Income taxes	(16,635)	(12,574)	(51,494)	(33,519)

Net income	$29,360	$22,365	$90,640	$60,257

Net Income per common share:
Basic	$0.53	$0.39	$1.61	$1.05

Diluted	$0.53	$0.39	$1.61	$1.05

Weighted average common shares outstanding:
Basic	55,693,943	57,259,106	56,137,029	57,244,854

Diluted	55,811,236	57,355,150	56,243,533	57,355,891

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HS Reports Third Quarter 2008 Results

October 31, 2008
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flow Information
For the Three and Nine Months Ended September 30, 2008 and 2007
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$29,360	$22,365	$90,640	$60,257
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	7,047	3,016	21,280	8,850
Impairment of intangible assets	—	—	—	4,537
Amortization of deferred financing cost	599	51	1,840	152
Equity in earnings of unconsolidated affiliate	(156)	(158)	(357)	(275)
Stock-based compensation	2,235	1,984	6,722	6,062
Deferred tax expense/ (benefit)	4,148	387	680	(2,042)
Increase (decrease) in cash due to:
Accounts receivable	126,810	11,627	3,997	(19,378)
Prepaid expenses and other current assets	(803)	1,223	(1,284)	(1,903)
Medical claims liability	(11,934)	(10,533)	29,570	(3,841)
Accounts payable, accrued expenses and other current liabilities	(6,841)	1,063	9,031	(8,523)
Deferred revenue	(5)	(114,536)	(2)	287
Other	9,362	9,791	(9,566)	18,148

Net cash provided by (used in) operating activities	159,822	(73,720)	152,551	62,331

Cash flows from investing activities:
Purchase of property and equipment	(4,548)	(4,933)	(8,386)	(12,123)
Deposit made on acquisition	(7,200)	(12,000)	(7,200)	(12,000)
Purchase of investment securities	(9,423)	(41,082)	(41,181)	(66,495)
Sales/ maturities of investment securities	11,181	3,191	51,296	24,310
(Purchase) maturity of restricted investments	6	4	(553)	(867)
Distributions to affiliates	185	186	309	216

Net cash used in investing activities	(9,799)	(54,634)	(5,715)	(66,959)

Cash flows from financing activities:
Funds received for the benefit of members	129,936	—	378,950	—
Funds withdrawn for the benefit of members	(154,719)	—	(374,557)	—
Funds received for the benefit of members, net	—	(1,858)	—	75,340
Payments on long-term debt	(3,623)	—	(20,994)	—
Proceeds from stock option exercises	923	—	1,210	1,002
Purchase of treasury stock	(3)	(2)	(28,347)	(12)
Deferred financing cost	—	(317)	—	(317)

Net cash (used in) provided by financing activities	(27,486)	(2,177)	(43,738)	76,013

Net increase (decrease) in cash and cash equivalents	122,537	(130,531)	103,098	71,385
Cash and cash equivalents at beginning of period	304,651	540,359	324,090	338,443

Cash and cash equivalents at end of period	$427,188	$409,828	$427,188	$409,828

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